EXHIBIT 99.1

    Cheniere Energy and ChevronTexaco Reach Agreement for Capacity
                 at Sabine Pass LNG Receiving Terminal

    HOUSTON--(BUSINESS WIRE)--Nov. 9, 2004--Cheniere Energy Inc. (AMEX:LNG) announced that it has entered into Terminal Use and related agreements with a subsidiary of ChevronTexaco (NYSE:CVX) to provide it with 700 million cubic feet per day (mmcf/d) of liquefied natural gas
(LNG) regasification capacity at the Sabine Pass LNG receiving terminal. ChevronTexaco also has an option to increase its capacity to
1.0 billion cubic feet per day (Bcf/d) or to decrease it to 500 mmcf/d. The agreements remain subject to final approval by ChevronTexaco management by December 20, 2004.
    The companies also have agreed to continue to negotiate definitive agreements for ChevronTexaco to make a $200 million equity investment in Cheniere's wholly owned Sabine Pass LNG, L.P., which will own and operate the terminal, in exchange for a 20% limited partner interest.
    Keith Meyer, President of Cheniere LNG, Inc., a wholly owned subsidiary of Cheniere Energy said, "Cheniere has a commitment to creating LNG gateways to North America that will provide safe, reliable, and efficient service to our customers. We are very pleased to have the opportunity to serve ChevronTexaco as a major customer in what we hope will be a growing relationship."
    For additional information on the agreements, please refer to the Cheniere Energy, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission.
    Cheniere's 2.6 Bcf/d Sabine Pass LNG project received its Draft Environmental Impact Statement from FERC on August 12, 2004. Construction is planned to begin by the end of the first quarter of 2005.

    ChevronTexaco is currently celebrating its 125th anniversary. It is one of the world's leading energy companies with more than 50,000 employees. ChevronTexaco conducts business in approximately 180 countries around the world, producing and transporting crude oil and natural gas, and marketing and distributing fuels and other energy products. ChevronTexaco is based in San Ramon, Calif. More information on ChevronTexaco is available at www.ChevronTexaco.com.

    Cheniere Energy, Inc. is a Houston-based developer of liquefied natural gas receiving terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG receiving terminals near Sabine Pass in Cameron Parish, LA, and near Corpus Christi, TX. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its website at www.Cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy Inc.
             David Castaneda, 713-265-0202
             E-mail: Info@Cheniere.com